STATE OF NEVADA

FRANCISCO V. AGUILAR
Secretary of State

RUBEN J. RODRIGUEZ
Deputy Secretary for Southern Nevada

2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2452

OFFICE OF THE
SECRETARY OF STATE

GABRIEL DI CHIARA
Chief Deputy Secretary of State

DEANNA L. REYNOLDS
Deputy Secretary for Commercial Recordings

401 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7141

Business Entity - Filing Acknowledgement

01/29/2025

Work Order Item Number: W2025012901933-4210876
Filing Number: 20254630050
Filing Type: Amendment After Issuance of Stock
Filing Date/Time: 1/29/2025 12:02:00 PM
Filing Page(s): 6

Indexed Entity Information:

Entity ID: C3430-2004

Entity Name: EASTSIDE DISTILLING, INC.

Entity Status: Active

Expiration Date: None

Commercial Registered Agent
LAUGHLIN ASSOCIATES, INC.
680 W Nye lane Ste 202, Carson City, NV 89703, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FVAguilar

FRANCISCO V. AGUILAR
Secretary of State

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of	Business Number C3430-2004
FVAguilar	Filing Number 20254630050
Secretary of State State Of Nevada	Filed On 1/29/2025 12:02:00 PM
	Number of Pages 6

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)

Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:

Name of entity as on file with the Nevada Secretary of State:

EASTSIDE DISTILLING, INC.

Entity or Nevada Business Identification Number (NVID): NV20041379435

2. Restated or Amended and Restated Articles: (Select one)

(If amending and restating only, complete section 1,2 3, 5 and 6)

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:
The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of Amendment Filing Being Completed: (Select only one box)

(If amending, complete section 1, 3, 5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) ☐ incorporators ☐ board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 51.26%

Or ☐ No action by stockholders is required, name change only.

☐ Officer's Statement (foreign qualified entities only) -

Name in home state, if using a modified name in Nevada:

Jurisdiction of formation:

Changes to takes the following effect:

☐ The entity name has been amended. ☐ Dissolution
☐ The purpose of the entity has been amended. ☐ Merger
☐ The authorized shares have been amended. ☐ Conversion
☐ Other: (specify changes)

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)

Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Information Being Changed: (Domestic corporations only)

Changes to takes the following effect:

- ☐ The entity name has been amended.
- ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)
- ☐ The purpose of the entity has been amended.
- ☒ The authorized shares have been amended.
- ☐ The directors, managers or general partners have been amended.
- ☐ IRS tax language has been added.
- ☐ Articles have been added.
- ☐ Articles have been deleted.
- ☐ Other.

The articles have been amended as follows: (provide article numbers, if available)

Increase in Capital Stock. Please see below amendment to Section 4.1.

(attach additional page(s) if necessary)

6. Signature: (Required)

X /s/ Geoffrey Gwin — CEO

Signature of Officer or Authorized Signer — Title

X ______________________

Signature of Officer or Authorized Signer — Title

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

Section 4.1 of the Company's Amended and Restated Certificate of Incorporation shall be amended to read as follows:

4.1 The aggregate number of shares that the Corporation shall have authority to issue is TWO HUNDRED MILLION (200,000,000) shares, consisting of (i) ONE HUNDRED MILLION (100,000,000) shares of Common Stock, par value $0.0001 per share (the "Common Stock"); and ONE HUNDRED MILLION (100,000,000) shares of preferred stock, par value $0.0001 per share (the "Preferred Stock"). See attached exhibit A.

This form must be accompanied by appropriate fees.

Exhibit A

UNANIMOUS WRITTEN CONSENT
OF THE
BOARD OF DIRECTORS
OF
EASTSIDE DISTILLING, INC.
(a Nevada Company)

The undersigned, constituting all of the members of the Board of Directors (the "Board") of Eastside Distilling, Inc., a Nevada corporation (the "Corporation"), hereby adopts the following resolutions by written consent in accordance with the provisions of Section 78-315 of the Nevada Revised States ("NRS") and Section 3.12 of the Amended and Restated By-Laws of the Corporation:

WHERAS, the Board finds it advisable and in the best interests of the Corporation and its stockholders to increase the number of authorized shares of capital stock of the Corporation from 6,000,000 shares of common stock, par value $0.0001 per share, to 100,000,000 shares of common stock, par value $0.0001 per share; and

WHEREAS, the Board finds that it is advisable and in the best interests of the Corporation and its stockholders to adopt the amendment to the Amended and Restated Certificate of Incorporation of the Corporation, attached hereto as Exhibit A (the "Charter Amendment") to increase the authorized shares of capital stock of the Corporation; and

WHEREAS, the Board finds that it is advisable and in the best interests of the Corporation and its stockholders to hold a special meeting of the stockholders of the Corporation to approve and adopt the Charter Amendment and take certain other actions in connection therewith (the "Special Meeting").

NOW THEREFORE BE IT,

RESOLVED, that the Special Meeting shall be held as a virtual meeting on January 21, 2025, beginning at 11:00 A.M. Eastern Time; and be it further

RESOLVED, that the record date for the Special Meeting shall be December 19, 2024 (the "Record Date"); and be it further

RESOLVED, that notice of the Special Meeting shall be provided to the stockholders of the Corporation pursuant to Rule l4a-6 of the Securities Exchange Act of 1934; and be it further

RESOLVED, that the Corporation's chief executive officer and chief financial officer ("Authorized Officers") are authorized and directed to cause a list of the stockholders of the Corporation as of the Record Date to be prepared; and be it further

RESOLVED, that the Corporation solicit proxies for the Special Meeting, and that the Authorized Officers be, and each of them hereby is, appointed as a proxy for the Corporation's solicitation of stockholder votes at the Special Meeting (or such other person as the Authorized Officers shall designate for such purpose); and be it further

RESOLVED, that the Authorized Officers be, and they hereby are, authorized, empowered and directed to prepare a proxy statement and such other proxy materials relating to the Special Meeting, as may be required by the Corporation's bylaws and applicable federal

securities and state corporate laws and regulations, to be filed or delivered to the Securities and Exchange Commission, as applicable, and distributed to stockholders in connection with the Special Meeting (the "Proxy Statement"); and be it further

RESOLVED, that the business of the Special Meeting shall include the following proposals (the "Proposals"):

1. Adopt and approve the Charter Amendment (the "Charter Amendment Proposal").

2. To approve an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Charter Amendment Proposal (the "Adjournment Proposal"); and be it further

RESOLVED, that the Board unanimously recommends that the stockholders of the Corporation vote in favor of each of the above referenced Proposals; and be it further

RESOLVED, that subject to stockholder approval, the Corporation is authorized to effectuate each of the Proposals; and be it further

RESOLVED, that the appropriate corporate officers be, and each of them with full authority to act without the others hereby is, authorized and directed for and on behalf of the Corporation to take or cause to be taken any and all actions, to execute and deliver any and all agreements, certificates, instructions, requests, or other instruments, and to do any and all things which, in any such officer's judgment, may be necessary or desirable to effect each of the foregoing resolutions and to carry out the purposes thereof, the taking of any such actions, the execution and delivery of any such agreements, certificates, instructions, requests, or instruments, or the doing of any such things to be conclusive evidence of their necessity or desirability, and be it further

RESOLVED, that any actions taken by any officer of the Corporation prior to the date of this Written Consent are hereby ratified, confirmed and approved as the acts of the Corporation; and be it further

RESOLVED, that the Corporation's Secretary be, and hereby is, directed to cause of a copy of this Written Consent to be inserted into the minute book of the Corporation; and be it further

RESOLVED, that this Written Consent shall be deemed to be fully executed and delivered when each of the undersigned has executed at least one counterpart, but not necessarily the same counterpart, hereof.

[Signature page follows immediately]

[SIGNATURE PAGE TO WRITTEN CONSENT]

IN WITNESS WHEREOF, the undersigned, being the members of the Board Directors of the Corporation, consent hereto in writing as of the last date set forth below.

DIRECTORS:

DocuSigned by:
Geoffrey Gwin
05403B45F473483...

Geoffrey Gwin
December 19, 2024

DocuSigned by:
Eric Finnsson
CC28AB9FCFAB40B...

Eric Finnsson
December 19, 2024

DocuSigned by:
Robert Grammen
29A71EB2EBF44EE...

Robert Grammen
December 19, 2024

Stephanie Kilkenny
December 19, 2024

DocuSigned by:
Joseph Freedman
3AD2592B12E64BA...

Joe Freedman
December 19, 2024

DocuSigned by:
Joseph Caltabiano
4AAFA8CD3952439...

Joe Caltabiano
December 19, 2024

EXHIBIT A

Section 4.1 of the Company's Amended and Restated Certificate of Incorporation shall be amended to read as follows:

4.1 The aggregate number of shares that the Corporation shall have authority to issue is TWO HUNDRED MILLION (200,000,000) shares, consisting of (i) ONE HUNDRED MILLION (100,000,000) shares of Common Stock, par value $0.0001 per share (the "Common Stock"); and ONE HUNDRED MILLION (100,000,000) shares of preferred stock, par value $0.0001 per share (the "Preferred Stock").

SECRETARY OF STATE

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

EASTSIDE DISTILLING, INC.

Nevada Business Identification # NV20041379435
Expiration Date: 02/28/2025

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.
Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration.
License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 01/29/2025.

FRANCISCO V. AGUILAR
Secretary of State

Certificate Number: B202501295394846
You may verify this certificate
online at https://www.nvsilverflume.gov/home